UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Iris Energy Limited
(Exact name of registrant as specified in its charter)

Australia (State or incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Level 21, 60 Margaret Street Sydney, NSW 2000 Australia +61 2 7906 8301 (Address of Principal Executive Offices)	NSW 2000 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260488.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Ordinary Shares, no par value, of Iris Energy Limited (the “Company”) as included under the caption “Description of Share Capital and Constitution” in the Prospectus forming a part of the Company’s Registration Statement on Form F-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2021 (File No. 333-260488) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq Global Select Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sydney, Australia, on the 16th day of November, 2021.

Date: November 16, 2021	IRIS ENERGY LIMITED

	By:	/s/ Daniel Roberts
	Name:	Daniel Roberts
	Title:	Co-Chief Executive Officer and Director
(Principal Executive Officer)